Exhibit 10.8A

FIRST AMENDMENT TO OFFICE LEASE

THIS FIRST AMENDMENT TO OFFICE LEASE (this “First Amendment”) is dated as of the 7th day of March, 2008 (the “Effective Date”), by and between HAYDEN FERRY LAKESIDE, LLC, an Arizona limited liability company (“Lessor”), and LIFELOCK, INC., a Delaware corporation (“Lessee”).

RECITALS

WHEREAS, Lessor and Lessee are parties to that certain Office Lease dated May 18, 2007 (the “Lease”), whereby Lessor leased to Lessee, and Lessee leased from Lessor, approximately 51,204 rentable square feet of space designated as Suites 300 and 400 (the “Premises”) of that certain office building more commonly known as Hayden Ferry Lakeside - Phase II, 60 East Rio Salado Parkway, Tempe, Arizona 85281 (the “Building”);

WHEREAS, pursuant to the provisions of the Lease, the Premises is comprised of the 4th Floor Premises (as defined in the Lease), the 3rd Floor Phase II Premises (as defined in the Lease) and the 3rd Floor Phase III Premises (as defined in the Lease), and Lessee is to take possession of each such phase in accordance with the general timeframes set forth in the Lease;

WHEREAS, the Commencement Date (as defined in the Lease) for the 4th Floor Premises occurred on November 1, 2007 (the “4th Floor Premises Commencement Date”);

WHEREAS, Lessor and Lessee originally estimated that (i) the Commencement Date for the 3rd Floor Phase II Premises would occur on or about May 1, 2008, and (ii) the Commencement Date for the 3rd Floor Phase III Premises would occur on or about November 1, 2008;

WHEREAS, Lessor desires to deliver to Lessee, and Lessee desires to take from Lessor, possession of the 3rd Floor Phase II Premises and possession of the 3rd Floor Phase III Premises (collectively, the “3rd Floor Premises”) on August 1, 2008, subject to any adjustments as set forth in Article 2 of the Lease (the “3rd Floor Premises Commencement Date”); and

WHEREAS, Lessor and Lessee desire to amend the Lease pursuant to the terms and conditions set forth in this First Amendment.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

AGREEMENT

1. Recitals; Defined Terms. The Recitals set forth above are true and correct in all material respects and are by this reference incorporated into this First Amendment. All capitalized terms used in this First Amendment, unless otherwise defined herein, shall have the same meaning ascribed to them in the Lease.

2. Effective Date. Unless otherwise set forth herein, the terms and provisions of this First Amendment shall be effective as of the Effective Date.

3. 3rd Floor Premises Commencement Date. Notwithstanding anything to the contrary in the Lease, but subject to Article 2 of the Lease, Lessor shall endeavor to Substantially Complete (as defined in the Lease) Lessor’s Work (as defined in the Lease) for the entire 3rd Floor Premises, and Lessor shall deliver to Lessee, and Lessee shall take from Lessor, the same on the 3rd Floor Premises Commencement Date. From and after the Effective Date, (i) all references in the Lease to the Commencement Date for the 3rd Floor Phase II Premises and the Commencement Date for the 3rd Floor Phase III Premises shall automatically refer to the 3rd Floor Premises Commencement Date set forth herein, and (ii) all of Lessor’s and Lessee’s rights, duties and obligations under the Lease that accrue as of the Commencement Date for the 3rd Floor Phase II Premises and/or as of the Commencement Date for the 3rd Floor Phase III Premises shall automatically be deemed to accrue as of the 3rd Floor Premises Commencement Date. From and after the 3rd Floor Premises Commencement Date, all references in the Lease to the “Premises” shall automatically be deemed to refer to the 4th Floor Premises together with the 3rd Floor Premises.

4. Base Rental. From and after the Effective Date, Article XI of the Basic Lease Information of the Lease is amended and restated in its entirety to read as follows:

XI. BASE RENTAL: The “Monthly Rental” and the “Annual Rental” as provided in this Article have been calculated for months one (1) through nine (9) of the Initial Term for the 4th Floor Premises; and the Monthly Rental and the Annual Rental have been calculated for the 4th Floor Premises and the 3rd Floor Premises for the remainder of the Initial Term; provided, however, that this Article shall be modified if completion of the 3rd Floor Premises has been delayed, as provided in Section 2.3.1.1, in which event Section 2.4 shall apply.

Months of Lease Term	Annual Rental	Monthly Rental	Rent Per Square Foot of Rentable Area

Months 1 - 9* (4th Floor Premises Only)	$780,861.00	$65,071.75	$30.50

Months 10 - 12* (3rd Floor Premises added, subject to Sections 2.3, 2.4 and 3.6)	$1,561,722.00	$130,143.50	$30.50

Months 13 - 24 (entire Premises)	$1,600,125.00	$133,343.75	$31.25

Months of Lease Term	Annual Rental	Monthly Rental	Rent Per Square Foot of Rentable Area

Months 25 - 36 (entire Premises)	$1,638,528.00	$136,544.00	$32.00

Months 37 - 48 (entire Premises)	$1,676,931.00	$139,744.25	$32.75

Months 49 - 60 (entire Premises)	$1,715,334.00	$142,944.50	$33.50

Months 61 - 75 (entire Premises)	$1,753,737.00	$146,144.75	$34.25

Option Periods	Fair Market Value - See Section 3.5

*

See Section 3.6 for rent abatement with respect to each phase of the Premises (i.e., months 1, 2 and 3 of the Initial Term with respect to the 4th Floor Premises and the months that correspond with the first, second and third months after the Substantial Completion of the 3rd Floor Premises).

5. No Broker. Lessee represents and warrants that no broker or agent has represented Lessee in connection with this First Amendment. LESSEE SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS LESSOR FOR, FROM AND AGAINST ANY AND ALL CLAIMS FOR REAL ESTATE COMMISSIONS OR FEES IN CONNECTION WITH THIS FIRST AMENDMENT MADE BY ANY PARTY CLAIMING THROUGH LESSEE.

6. Remaining Lease Terms. Except as otherwise expressly modified by this First Amendment, the terms and conditions of the Lease are hereby ratified and confirmed and shall remain in full force and effect. In the event of any conflict or inconsistency between the terms and provisions of the Lease and the terms and provisions of this First Amendment, the terms and provisions of this First Amendment shall govern and control.

7. Counterpart Execution; Facsimile Signatures. This First Amendment may be executed in any number of counterparts, all of which together shall be deemed to constitute one instrument, and each of which shall be deemed an original. The parties agree that signature pages delivered by facsimile transmission shall be sufficient to bind the parties hereto.

8. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of Arizona, without regard to its conflicts of law principles.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have duly executed this First Amendment as of the day and year first above written.

LESSOR:

HAYDEN FERRY LAKESIDE, LLC, an Arizona limited liability company

By:	SunCor Development Company, an Arizona corporation, its Managing Member

By:	/s/ M. Randall
Name:	M. Randall
Its:	Vice President

LESSEE:

LIFELOCK, INC., a Delaware corporation

By:	/s/ Todd Davis
Name:	Todd Davis
Its:	CEO

[WELLS FARGO ACKNOWLEDGEMENT PAGE FOLLOWS]

ACKNOWLEDGEMENT

The undersigned hereby executes this First Amendment to Office Lease to acknowledge its consent and approval to the terms of this First Amendment to Office Lease.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Mark Loewen
Name:	Mark Loewen
Title:	Vice President